As filed with the Securities and Exchange Commission on June 2, 2017.	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0454536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(510) 899-8800
(Address, including zip code, of Principal Executive Offices)

2017 Omnibus Incentive Plan
(Full title of the plan)

Mark Sieczkarek
Chief Executive Officer and Chairman of the Board of Directors
2000 Powell Street, Suite 1150
Emeryville, CA 94608
(510) 899-8800
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Abby E. Brown, Esq.

Squire Patton Boggs (US) LLP
2550 M Street, Northwest

Washington, DC 20037
(202) 457-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	2,318,486 shares	$2.45	$5,680,290.70	$658.35

(1) This Registration Statement also covers any additional securities that may from time to time be offered or issued resulting from any stock splits, stock dividends, recapitalizations or other similar transactions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the Registrant’s Common Stock on June 1, 2017, as reported by NYSE MKT LLC.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 & 2. The documents containing the information for the NovaBay Pharmaceuticals, Inc. (the “Registrant” or the “Company”) 2017 Omnibus Incentive Plan (the “Plan”) specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed on March 23, 2017.

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 as filed on May 11, 2017.

3.	The Company’s Current Report on Form 8-K filed on May 19, 2017.

4.	The description of the Company’s Common Stock which is contained in the Company’s Current Report on Form 8-K filed on June 29, 2010.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor any other document or information deemed to have been furnished and not filed in accordance with Commission rules.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Squire Patton Boggs (US) LLP.

Item 6.    Indemnification of Directors and Officers.

The Company’s certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (“DGCL”), the Company’s directors shall not be liable to the registrant or their respective stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the Company, which is not eliminated by these provisions of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. This provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the Company’s bylaws, any agreement, a vote of stockholders or otherwise. The Company’s bylaws provide that it shall indemnify, to the fullest extent permitted by the DGCL and applicable law, as may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of the Company’s directors or officers or is or was serving at the Company’s request as a director, officer, employee or agent of another registrant or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person.

The Company intends to enter into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Company’s bylaws. These agreements will, among other things, indemnify the Company’s directors and some of its officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the Company’s right, on account of services by that person as a director or officer of the Company or as a director or officer of any of its subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at the Company’s request.

The Company also has a policy of liability insurance that insures its directors and certain of its officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.5(5)	Bylaws of NovaBay Pharmaceuticals, Inc.

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of OUM & Co. LLP

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1	NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan

99.2	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan

(1)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on June 29, 2010.
(2)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on June 4, 2014.
(3)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on October 2, 2015.
(4)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on December 21, 2015.
(5)	Incorporated by reference to Exhibit 3.2 of the Company report on Current Form 8-K, as filed with the Commission on June 29, 2010.

Item 9.    Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by section 10(a)(3) of this Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expensed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on June 2, 2017.

NOVABAY PHARMACEUTICALS, INC.

/s/ Mark M. Sieczkarek
Mark M. Sieczkarek
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Mark M. Sieczkarek, Thomas J. Paulson and Justin Hall, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments, documents or exhibits filed as part of, or in conjunction with, this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date
/s/ Mark M. Sieczkarek	Chief Executive Officer and Chairman of the Board (principal executive officer)	June 2, 2017
Mark M. Sieczkarek

/s/ Thomas J. Paulson	Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 2, 2017
Thomas J. Paulson

/s/ Paul E. Freiman	Director	June 2, 2017
Paul E. Freiman

/s/ Xinzhou (Paul) Li	Director	June 2, 2017
Xinzhou (Paul) Li

/s/ Xiaoyan (Henry) Liu	Director	June 2, 2017
Xiaoyan (Henry) Liu

/s/ Yonghao (Carl) Ma	Director	June 2, 2017
Yonghao (Carl) Ma

/s/ Gail J. Maderis	Director	June 2, 2017
Gail J. Maderis

/s/ Mijia (Bob) Wu	Director	June 2, 2017
Mijia (Bob) Wu

/s/ Todd Zavodnick	Director	June 2, 2017
Todd Zavodnick

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.5(5)	Bylaws of NovaBay Pharmaceuticals, Inc.

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of OUM & Co. LLP

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1	NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan

99.2	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan

(1)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on June 29, 2010.
(2)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on June 4, 2014.
(3)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on October 2, 2015.
(4)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K, as filed with the Commission on December 21, 2015.
(5)	Incorporated by reference to Exhibit 3.2 of the Company report on Current Form 8-K, as filed with the Commission on June 29, 2010.